Exhibit 3.1(a)
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                            ARTICLES OF INCORPORATION
                                       OF
                            DOUBLE EAGLE PETROLEUM CO.

     The undersigned, being at least eighteen years of age, hereby establishes a corporation under the general laws of the State of Maryland and adopts the following Articles Of Incorporation:


     FIRST.  The name of the corporation is Double Eagle Petroleum Co.

     SECOND. The street address of the initial registered agent and of the principal office of the corporation in Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name of the initial registered agent of the corporation at that address is CSC - Lawyers Incorporating Service Company. The street address of the corporate offices is 777 Overland Trail, Casper, Wyoming 82602.

     THIRD. (a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Maryland (the "Maryland Code").

             (b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the Maryland Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

     FOURTH. (a) The aggregate number of shares which the corporation shall authority to issue is 10,000,000, each share to have a par value of $.01.

             (b) Each stockholder of record shall have one vote for each share of common stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each stockholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting of shares of common stock is authorized.

             (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

             (d) Stockholders shall not have pre-emptive rights to acquire additional or treasury shares of the corporation. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the corporation's shares. No shareholder or subscriber to the capital stock of the corporation shall be under any obligation to the corporation or its creditors with respect to such stock other than the obligation to pay the corporation the full consideration for which stock was issued or is to be issued.

     FIFTH.  The corporation is to have perpetual existence.

     SIXTH.  The name and address of the undersigned incorporator are:

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           Name                                        Address
           ----                                        -------

     Francis B. Barron                           Patton Boggs LLP
                                                 1660 Lincoln Street, Suite 1900
                                                 Denver, Colorado  80264

     SEVENTH. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

     EIGHTH.   The Board Of Directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

     NINTH.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

          No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board Of Directors in accordance with the Maryland Code. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     TENTH.    The corporation shall indemnify each director and each officer, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, unless it is established that (i) the act or omission was material to the matter giving rise to the liability and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

     ELEVENTH. The personal liability of each director and officer of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Maryland, including without limitation as permitted by the provisions of Section 2-405.2 of the Maryland Code and any successor provision, as amended from time to time. No amendment of these Articles Of Incorporation or repeal of any of their provisions shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment or repeal.

     TWELFTH. To the extent permitted by the laws of the State Of Maryland, the officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board Of Directors as

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evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board Of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member or management) from any duties which he may have to the corporation.

     FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles Of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH. The number of directors of the Corporation shall be fixed by the bylaws of the corporation, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be more than nine nor less than three. Three directors shall constitute the initial board of directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of stockholders or until their successors are duly elected and qualify:


           Name                               Address
           ----                               -------

     Stephen H. Hollis                  777 Overland Trail
                                        Casper, Wyoming  82602

     Thomas J. Vessels                  1600 Wynkoop Street, Suite 100
                                        Denver, Colorado 80202

     Ken M. Daraie                      P.O. Box 656
                                        Casper, Wyoming 82602


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     IN WITNESS WHEREOF, the undersigned has executed these Articles Of
Incorporation this 22nd day of January 2001.


                                            /s/  Francis B. Barron
                                            -----------------------------------
                                                 Francis B. Barron, Incorporator

STATE OF COLORADO          )
                           )  ss.
CITY AND COUNTY OF DENVER  )

     BEFORE ME the undersigned authority, personally appeared Francis B. Barron, known to me to be the individual described in and who executed the foregoing Articles Of Incorporation, and he acknowledged that he subscribed the said instrument for the uses and purposes set forth therein. The subscriber is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid this 22nd day of January 2001.


[Seal]                                      /s/  Kay A. Kisner
                                            -----------------------------------
                                                 Kay A. Kisner
                                                 Notary Public

                                            My Commission Expires:   12/17/02
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